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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Analog Devices Canada Stock Option and Deferred Stock Plan of Analog Devices, Inc. of our report dated December 2, 1997, with respect to the consolidated financial statements of Analog Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended November 1, 1997, and our report dated January 23, 1998 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                             /s/ Ernst & Young LLP
                                             ---------------------------------
                                             ERNST & YOUNG LLP


Boston, Massachusetts
December 15, 1998